Exhibit 10.20

AGREEMENT REGARDING AMENDMENT No. 4

TO

LOAN AUTHORIZATION AGREEMENT

This AGREEMENT REGARDING AMENDMENT No. 4 to LOAN AUTHORIZATION AGREEMENT (this “Agreement”) is made and entered into as of this 28th day of December, 2012, by and among Kellwood Holding Corp., a Delaware corporation (the “Borrower”) and SCSF Kellwood Finance, LLC, a Delaware limited liability company (“SCSF”) and Sun Kellwood Finance, LLC, a Delaware limited liability company (together with SCSF, the “Payees”).

WHEREAS, pursuant to that certain Assignment and Assumption Agreement, dated as of April 9, 2012, the Payees became parties and replaced Bank of Montreal as a party to that certain Bank of Montreal Loan Authorization Agreement dated February 13, 2008 between the Borrower and Bank of Montreal (as the same has been and may further be amended, restated supplemented or other modified from time to time, the “Loan Agreement”; capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement);

WHEREAS, the borrowings under the Loan Agreement are evidenced by that certain note attached hereto as Exhibit A (the “Note”).

WHEREAS, pursuant to Section 1 Amendment No. 4 to the Loan Agreement dated as of July 19, 2012 (“Amendment No. 4”), the interest rate applicable under the Note prior to the Maturity Date was amended to equal the rate per annum announced by the Bank from time to time as its prime commercial rate, or equivalent, for U.S. dollar loans to borrowers located in the United States (the “Prime Rate”) plus 2%. (the “Amended Interest Rate”);

WHEREAS, at the time of Amendment No. 4 Borrower and the Payees intended to amend the Loan Agreement and the Note in such a manner as to waive, forgive and cancel all then accrued interest under the Loan Agreement and the Note as of the date of Amendment No. 4 and to provide that the Loan Agreement and the Note would accrue interest as of and after the date of Amendment No. 4 at the Amended Interest Rate.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

1. Waiver, Forgiveness and Cancellation of Accrued Interest. All interest that accrued under the Loan Agreement and/or Note prior to July 19, 2012 is hereby waived, forgiven and cancelled.

2. Confirmation of Amount Owing. For the avoidance of doubt and notwithstanding any documentation of Borrower or the Payee to the contrary, Borrower and Payee hereby acknowledge and agree that, after giving effect to this Agreement, as of July 19, 2012 the total amount outstanding and owing under the Loan Agreement and Note was $69,485,198.86 and any accruals of interest prior to such date are hereby waived, forgiven and cancelled in their entirety ((it being agreed and understood that as of July 19, 2012 such $69,485,198.86 shall accrue interest in accordance with Section 1 of Amendment No. 1).

3. Miscellaneous.

3.1 This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one instrument.

3.2 This Agreement shall be governed in all respects, including as to validity, interpretation and effect, by the internal laws of the State of Delaware, without giving effect to the conflict of laws rules thereof.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date and year first above written.

SUN KELLWOOD FINANCE, LLC

By:	/s/ Michael McConvery
Name:	Michael McConvery
Title:	Vice President and Asst. Secretary

SCSF KELLWOOD FINANCE, LLC

By:	/s/ Michael McConvery
Name:	Michael McConvery
Title:	Vice President and Asst. Secretary

KELLWOOD HOLDING CORP.

By:	/s/ Jill Granoff
Name:	Jill Granoff
Title:	CEO

Signature Page to Agreement Regarding Amendment No. 4 to Loan Authorization Agreement

Exhibit A

(see attached)

REPLACEMENT PROMISSORY NOTE

$72,000,000.00	February 6, 2009

ON AUGUST 6, 2009, for value received, the undersigned, KELLWOOD HOLDING CORP. (formerly known as Cardinal Integrated, LLC), a Delaware corporation, promises to pay to the order of BANK OF MONTREAL (the “Bank”) at its offices at 115 South LaSalle Street, Chicago, Illinois, the principal sum of Seventy-Two Million and 00/100 Dollars ($72,000,000.00) or, if less, the principal amount of Loans outstanding under the Bank of Montreal Loan Authorization Agreement referred to below together with interest payable at the times and at the rates and in the manner set forth in the Bank of Montreal Loan Authorization Agreement referred to below.

This Note evidences borrowings by and other extensions of credit for the account of the undersigned under that certain Bank of Montreal Loan Authorization Agreement dated as of February 13, 2008, as amended from time to time, between the undersigned and the Bank; and this Note and the holder hereof are entitled to all the benefits provided for under the Bank of Montreal Loan Authorization Agreement, to which reference is hereby made for a statement thereof. This Note may be declared to be, or be and become, due prior to its expressed maturity, voluntary prepayments (with or without premium or penalty) may be made hereon, and certain prepayments may be required to be made hereon, all in the events, on the terms, and with the effects provided in the Bank of Montreal Loan Authorization Agreement. The undersigned hereby waives presentment and notice of dishonor. The undersigned agrees to pay to the holder hereof all court costs and other reasonable expenses, legal or otherwise, incurred or paid by such holder in connection with the collection of this Note. It is agreed that this Note and the rights and remedies of the holder hereof shall be construed in accordance with and governed by the laws of the State of Illinois.

This Note is issued in substitution and replacement for, and evidences all of the indebtedness previously evidenced by, that certain Promissory Note of Kellwood Holding Corp. dated as of August 13, 2008, payable to the Bank in the face principal amount of $67,785,197.00.

[SIGNATURE PAGE TO FOLLOW]

KELLWOOD HOLDING CORP.

By:	/s/ Michael W. Kramer
Printed Name:	Michael W. Kramer
Its:	President and Chief Executive Officer

[Signature Page to Replacement Demand Note]